Exhibit 21

CONSOLIDATED SUBSIDIARIES OF THE ANDERSONS, INC.

Subsidiary	Place of Organization
The Andersons, Ltd.	Canada
The Andersons Agriculture Group, L.P.	Ohio
The Andersons AgVantage Agency, LLC	Ohio
The Andersons Canada Inc.	Ohio
The Andersons Ethanol LLC	Ohio
The Andersons Denison Ethanol LLC	Delaware
The Andersons Executive Services LLC	Ohio
Andersons Lux Holdco S.A.R.L.	Luxembourg
The Andersons Rail Management Company LLC	Ohio
The Andersons Railcar Company LLC	Ohio
The Andersons Railcar Leasing Company LLC	Ohio
The Andersons Plant Nurtient LLC	Ohio
The Andersons Winona Terminal, LLC	Minnesota
Cap Acquire, LLC	Delaware
Cap Acquire Mexico S. de R.L. de C.V.	Mexico
ELEMENT, LLC	Kansas
Kay Flo Industries, Inc.	Iowa
Liqui Fert Corporation	Puerto Rico
Maumee Ventures LLC	Ohio
Metamora Commodity Company Incorporated	Ohio
Mineral Processing Company	Ohio
NARCAT Mexico S. De R.L. de C.V.	Mexico
New Eezy-Gro Inc.	Ohio
NuRail USA LLC	Ohio
NuRail Canada ULC	Nova Scotia
Nutra-Flo Company	Iowa
Plant Nutrient Operations LLC	Ohio
Purity Foods, Inc.	Michigan
TAI Holdings, Inc.	Michigan
TOP CAT Holding Co.	Delaware